As filed with the Securities and Exchange Commission on November 9, 2017

Registration No. 333-______

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PARK CITY GROUP, INC.
 (Exact name of registrant as specified in charter)

Nevada	37-1454128
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

299 S. Main Street, Suite 2225 Salt Lake City, Utah 84111 (435) 645-2000
(Address and telephone number of principal executive office)

Second Amended and Restated 2011 Employee Stock Purchase Plan, as amended Second Amended and Restated 2011 Stock Incentive Plan, as amended
Full Title of the Plans

Edward L. Clissold Secretary and General Counsel 299 S. Main Street, Suite 2225 Salt Lake City, Utah 84111 (435) 645-2000
(Name, address and telephone number of agent for service)
with copies to:

Jessica R. Sudweeks
Disclosure Law Group, a Professional Corporation
600 W. Broadway, Suite 700
San Diego, California 92101
(619) 272-7050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	[ ]	Accelerated filer	[X]
Non-accelerated filer (Do not check if a smaller reporting company)	[ ]	Smaller reporting company	[ ]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount Being Registered (1) (2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock, $0.01 par value	150,000	$11.165	$1,674,750	$208.51

(1)
An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 (c) of the Securities Act of 1933, as amended (the “Securities Act”), to prevent dilution resulting from stock splits, stock dividends or similar transactions, and in such an event, the number of shares registered shall automatically increase to cover the additional shares in accordance with Rule 416(c).

(2)
This Form S-8 registers 150,000 additional shares of Park City Group, Inc.’s (the “ Registrant”) common stock, par value $0.01 per share (“Common Stock”), for issuance under the Registrant’s Second Amended and Restated 2011 Stock Incentive Plan, as amended (the “SIP”) and under the Second Amended and Restated 2011 Employee Stock Purchase Plan, as amended (the “ESPP”) (together the “Plans”), of which 125,000 additional shares of Common Stock are reserved for issuance under the SIP and 25,000 additional shares of Common Stock are reserved for issuance under the ESPP.

(3)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities available for distribution under the Plans. The price is estimated in accordance with Rules 457 (c) and 457(h)(1) of the Securities Act solely for the purpose of calculating the registration fee. Our estimate is based on the average high and low prices the Registrant’s Common Stock, as quoted on the NASDAQ Capital Market on November 7, 2017, which is no less than five business days prior to the date of this Registration Statement.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E-
REGISTRATION OF ADDITIONAL SECURITIES

    This Registration Statement on Form S-8 (the “Registration Statement”) registers an additional 150,000 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of Park City Group, Inc. (the “Registrant”), issuable pursuant to the Registrant’s Second Amended and Restated 2011 Stock Incentive Plan, as amended (the “SIP”) and the Second Amended and Restated 2011 Employee Stock Purchase Plan, as amended (the “ESPP”) (together the “Plans”), of which 125,000 Shares are issuable under the SIP, and 25,000 are issuable under the ESPP. The Shares registered on this Registration Statement, along with shares of Common Stock previously registered on previous Registration Statements on Form S-8 (File Nos. 333-173919,333-183600 and 333-190981) amount to a total of 900,000 shares of registered Common Stock authorized for issuance under the Plans as of November 9, 2017.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 4, 2011 (File No. 333-173919), August 28, 2012 (File No. 333-183600) and September 4, 2013 (File No. 333-190981).

Item 3.  Incorporation of Documents by Reference.

    In addition to the incorporation of the Registrant's previous Registration Statements on Form S-8, as identified above, the Registrant hereby incorporates by reference the documents listed below, as these documents were not included in the previous Registration Statements on Form S-8.

(a)	The Registrant’s Annual report on Form 10-K for the fiscal year ended June 30, 2017, as filed with the SEC on September 13, 2017;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2017, as filed with the SEC on November 9, 2017;

(c)	The Registrant's Current Report on Form 8-K, as filed with the SEC on July 28, 2017;

(d)	The Registrant’s Current Report on Form 8-K, as filed with the SEC on September 15, 2017;

(e)	The Registrant’s Current Report on Form 8-K, as filed with the SEC on September 18, 2017;

(f)
All other reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in (a) above (in each case, except for the information furnished under Items 2.02 or 7.01 in any current report on Form 8-K); and

(g)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34941), filed with the SEC on October 29, 2010.

Item 8.  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion and Consent of Edward Clissold, Park City Group, Inc. General Counsel
10.1	Amendment No. 1 to the Second Amended and Restated 2011 Stock Incentive Plan of Park City Group, Inc., dated August 3, 2017
10.2	Amendment No. 1 to the Second Amended and Restated 2011 Employee Stock Purchase Plan of Park City Group, Inc., dated August 3, 2017
23.1	Consent of Haynie & Company

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on November 9, 2017.

PARK CITY GROUP, INC.

By: /s/ Randall K. Fields
Randall K. Fields Chairman of the Board, Director and Chief Executive Officer

By: /s/ Todd Mitchell
Todd Mitchell Chief Financial Officer

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randall K. Fields	Chairman of the Board and Director,	November 9, 2017
Randall K. Fields	Chief Executive Officer (Principal Executive Officer)
/s/ Todd Mitchell	Chief Financial Officer	November 9, 2017
Todd Mitchell	(Principal Financial Officer & Principal Accounting Officer)
/s/ Robert W. Allen	Director	November 9, 2017
Robert W. Allen

/s/ William S. Kies, Jr.	Director	November 9, 2017
William S. Kies, Jr.
/s/ Richard Juliano	Director	November 9, 2017
Richard Juliano
/s/ Austin F. Noll, Jr.	Director	November 9, 2017
Austin F. Noll, Jr.
/s/ Ronald C. Hodge	Director	November 9, 2017
Ronald C. Hodge